FOR IMMEDIATE RELEASE

For more information, contact:

Barry A. Rothman
Visual Data Corporation
954-917-6655
brothman@vdat.com

                  Visual Data Completes $6.5 Million Financing
                         And Merger with Onstream Media
         Shareholders Approve Name Change to Onstream Media Corporation

Pompano Beach, FL - December 23, 2004 - Visual Data Corporation (Nasdaq: VDAT), a business services provider of video and rich media communication, webcasting and digital asset management services, today reported that it has completed the $6.5 million financing that was recently approved at the company's 2004 Annual Meeting of Shareholders, held on December 15, 2004. The company also reported that it has completed its previously announced merger with Onstream Media Corporation.

At the 2004 Annual Meeting of Shareholders, shareholders had approved the issuance of the shares in the company's merger with Onstream Media Corporation, as well as a change of the name of the company to Onstream Media Corporation. The change in the company's name to Onstream Media Corporation is scheduled to take place on or about January 1, 2005. The company has applied to the Nasdaq Stock Market for a change in its trading symbol and will advise shareholders upon notification from Nasdaq that it's request has been approved.

As a result of the completion of the $6.5 million financing, the company has completed payment of all outstanding amounts due to Autonomy/Virage in connection with the purchase by Visual Data of processing and distribution software and other assets from Autonomy/Virage, as well as for the licensing of certain software by Onstream Media. Visual Data has also utilized a portion of the proceeds from the financing to repay all previously outstanding secured indebtedness of the company. The company will also utilize proceeds from the financing to complete development and roll-out of the full commercial version of the Onstream Media digital asset management platform, which is expected to be launched in April 2005, as well as for continuing enhancements to the platform during the balance of the fiscal year.

The now completed $6.5 million financing consisted of $4.35 million principal amount of 8% senior secured convertible notes, together with common stock purchase warrants to purchase an aggregate of 1,522,500 shares; and the sale of 215,000 shares of Series A-10 Convertible Preferred Stock at a purchase price of $10.00 per share, together with five year common stock purchase warrants to purchase 1,075,000 shares of common stock, in exchange for $2.15 million. Adelphia Capital, LLC, headquartered in New York, acted as managing placement agent for the financing.

About Visual Data Corporation

Visual Data is a business services provider that specializes in video and rich media communication, webcasting and digital asset management services. Utilizing processing and distribution software, Visual Data provides encoding, editing, indexing and querying services. Visual Data's objectives in this service segment of its business continues to be the building of a fully robust, comprehensive Digital Asset Management (DAM) feature set that virtually any company, government agency or other enterprise having a need to manage rich media content will be able to utilize in an affordable and highly secure environment.

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Certain statements in this document and elsewhere by Visual Data are
"forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability Visual Data and Onstream Media to integrate successfully and achieve the anticipated benefits of the merger; the ability of Visual Data and Onstream Media to operate profitably given each's history of operating losses; competitive pricing for each company's products; fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet; and dilution to shareholders caused by the issuance of stock in the merger with Onstream Media. Visual Data undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are urged, however, to consult any further disclosures made on related subjects in reports filed with the SEC.

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